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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

                                                                 Jurisdiction of

 Name                                                              Organization
-----                                                              ------------

 Hewitt Associates S.A ...........................................Argentina
 Hewitt Associates Pty. Ltd ......................................Australia
 Hewitt Associates GmbH ..........................................Austria
 Hewitt Associates S.A. ..........................................Belgium
 3038402 Nova Scotia Company .....................................Canada
 3409635 Canada Inc ..............................................Canada
 3412822 Canada Inc ..............................................Canada
 Hewitt Associates (Chile) Limitada ..............................Chile
 Hewitt Associates Consulting (Shanghai) Co. Ltd. ................China
 Hewitt Associates SARL ..........................................France
 Hewitt Associates GmbH ..........................................Germany
 Hewitt Associates (India) Pvt. Ltd ..............................India
 PT Hewitt Konsultan Indonesia ...................................Indonesia
 Hewitt Associates Srl ...........................................Italy
 Hewitt Associates Kabushiki Gaisya ..............................Japan
 Hewitt Associates SDN. BHD ......................................Malaysia
 Hewitt Associates de Mexico S. de R.L. de C.V ...................Mexico
 Empresas Hewitt S. de R.L. de C.V ...............................Mexico
 Hewitt Mexicana S. de R.L. de C.V ...............................Mexico
 Hewitt Associates S.C ...........................................Mexico
 Hewitt Associates ...............................................New Zealand
 Hewitt Strat Asia, Inc ..........................................Philippines
 Hewitt Associates Sp. z o.o .....................................Poland
 Hewitt Associates LLC Sucursal en Portugal ......................Portugal
 Hewitt Associates Pte. Ltd ......................................Singapore
 Hewitt Associates Korea Yuhan Hoesa .............................South Korea
 Hewitt Associates, S.A ..........................................Spain
 PRASA Hewitt A.G ................................................Switzerland
 Hewitt Associates (Thailand) Limited ............................Thailand
 Hewitt Associates Limited .......................................United Kingdom
 Hewitt Bacon & Woodrow Limited ..................................United Kingdom
 Hewitt Distributions LLC ........................................United States
 Hewitt Insurance Brokerage LLC ..................................United States
 ANNOD Corp ......................................................United States
 Hewitt Financial Services LLC ...................................United States
 Sageo LLC .......................................................United States